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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to NetScreen Technologies, Inc. 1997 Equity Incentive Plan, NetScreen Technologies, Inc. 2001 Equity Incentive Plan, OneSecure, Inc. 2000 Stock Option/Stock Issuance Plan, Neoteris 2001 Stock Plan, and NetScreen Technologies, Inc. 2002 Stock Option Plan of our report dated January 13, 2004 (except for Note 18, as to which the date is February 9, 2004) with respect to the consolidated financial statements of Juniper Networks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

San Jose, California
April 15, 2004